UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CERIBELL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CERIBELL, INC.

AMENDMENT TO THE DEFINITIVE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2025

Dear Stockholder,

The proxy statement for the 2025 Annual Meeting of Stockholders (the “Proxy Statement”), of CeriBell, Inc., a Delaware corporation (the “Company”), to be held on June 10, 2025 (the “Annual Meeting”), was filed with the Securities and Exchange Commission on April 30, 2025. This amendment to the Proxy Statement (the “Proxy Amendment”), is being filed solely to update the table below showing the principal accountant fees and services on page 10 of the Proxy Statement (the “Principal Accountant Fees and Services Table”), to correct an error. The Principal Accountant Fees and Services Table in the Proxy Statement indicated that the numbers were presented in thousands of dollars; however, the numbers were presented in dollars, as set forth in the updated table below.

	Year Ended December 31,
	2024	2023
Audit Fees(1)	$2,462,858	$1,015,616
Audit–Related Fees	50,000	—
Tax Fees	75,000	—
All Other Fees(2)	2,000	4,150
Total Fees	$2,589,858	$1,019,766

(1)
“Audit Fees” consist of fees for professional services provided primarily in connection with the annual audit of our financial statements, quarterly reviews and services associated with SEC registration statements and other documents issued in connection with our initial public offering including comfort letters and consents.
(2)
“All Other Fees” consist of fees billed for an annual subscription to PwC’s accounting literature and tools.

Apart from the update to the Principal Accountant Fees and Services Table, no other changes have been made to the Proxy Statement or to the matters to be considered at the Annual Meeting, and this Proxy Amendment does not otherwise modify, amend, supplement, or affect the Proxy Statement. Stockholders do not need to take any action if they have already voted their shares for the Annual Meeting.

Sincerely,

/s/ Xingjuan (Jane) Chao, Ph.D.

Xingjuan (Jane) Chao, Ph.D.
President, Chief Executive Officer, and Co-Founder

June 9, 2025
Sunnyvale, California